                                                                    EXHIBIT 2.01

                                   AGREEMENT


1. The Parties to this Agreement are: Particle Interconnect Corporation, a Colorado Corporation, Intercell Corporation, a Colorado Corporation, Nanopierce Technologies, Inc., a Nevada Corporation.

2. Intercell Corporation as the Sole Shareholder of Particle Interconnect Corporation hereby consents to the sale by Particle Interconnect Corporation of all or substantially all of its assets, consisting of the Intellectual Property identified on Exhibit A and such other intellectual properties as it shall own to Nanopierce Technologies, Inc.

3. Particle Interconnect Corporation by and through its Sole Director, Paul H. Metzinger hereby consents to the sale by Particle Interconnect Corporation of all or substantially all of its assets, consisting of the Intellectual Property identified on Exhibit A and such other intellectual properties as it shall own to Nanopierce Technologies, Inc.

4. Nanopierce Technologies, Inc. through its sole officer and director Paul H. Metzinger, hereby agrees to deliver to Intercell Corporation, Seven Million, Two Hundred and Fifty Thousand (7,250,000) post-split common shares and One Hundred (100) Series A, 8%, Voting, Convertible, Cumulative, Participating Preferred Shares, convertible into Seven Million, Two Hundred and Fifty Thousand (7,250,000) post-split shares.

Dated: February 26, 1998

NANOPIERCE TECHNOLOGIES, INC.            INTERCELL CORPORATION



By /s/ Paul H. Metzinger                 By /s/ Paul H. Metzinger
   -------------------------------          ------------------------------------
   Paul H. Metzinger, President             Paul H. Metzinger, President & Chief
   & Chief Executive Officer                Executive Officer


                                         PARTICLE INTERCONNECT CORPORATION



                                         By /s/ Paul H. Metzinger
                                            ------------------------------------
                                            Paul H. Metzinger, President & Chief
                                            Executive Officer

                                     2.01-1

                       PARTICLE INTERCONNECT CORPORATION

                           PATENTS AND APPLICATIONS


Updated: November 6, 1997


 Patent        Issue                                                             Serial            File
 Number        Date                      Title (Subject)                         Number            Date
---------    --------                    ---------------                       ----------        --------
4,804,132     2/14/89      Method of Cold Bonding                                  90,608         8/28/87

                           (A method of cold bonding aluminum metal surfaces using aluminum-coated diamond particles)

5,083,697     1/28/92      Particle-Enhanced Joining of Metal Surfaces            479,696         2/14/90

                           (A method of forming metal surfaces using coatings containing hard particles between the surfaces and compressive force.)

       --          --                                                          07/720,182         2/11/91

5,334,809      8/2/94      Particle Enhanced Joining of Metal Surfaces          08/16,190         2/11/93

                           (An electrical junction formed by method of 5,083,697.)

5,430,614      7/4/95      Electrical Interconnect Using Particle Enhanced     08/148,907        11/8/93
                           Joining of Metal Surfaces

                           (An integrated circuit carrier with a terminal array formed by method of 5,471,151.)

5,471,151    11/28/95      Electrical Interconnect Using Particle Enhanced     07/951,860         9/28/92
                           Joining of Metal Surfaces

                           (A method of electrically coupling terminals using particles and compressive force.)

5,506,514      4/9/96      Electrical Interconnect Using Particle Enhanced     08/422,546         4/12/95
                           Joining of Metal Surfaces

                           (Apparatus for testing an integrative circuit with a probe array formed by method of 5,471,151.)

                                     2.01-2


5,565,280    10/15/96      Electrical Interconnect Using Particle Enhanced     08/422,447         4/12/95
                           Joining of Metal Surfaces

                           (Spaced structure with particle enhanced sheet between two planar sheets.)

       --          --      Patternable Particle Filled Adhesive Matrix for     08/320,436        10/7/94
                           Localized Communication Between Joined
                           Surfaces

                           (A mixture of adhesive and particles for joining substrates.)

5,670,251     9/23/97      Patternable Particle Filled Adhesive Matrix for      8/320,443        10/7/94
                           Forming Patterned Structures Between Joined
                           Surfaces

                           (A joint formed by joining substrates with an adhesive and particle mixture.)

5,642,055     6/24/97      Electrical Interconnect Using Particle Enhanced     08/422,445         4/12/95
                           Joining  of Metal Surfaces

                           (Testing apparatus including a terminal array produced by the method of 5,471,151.)

                                                                               08/422,446         4/12/95

       --          --      Electrical Interconnect Using Particle Enhanced     08/749,376         11/6/96
                           Joining of Metal Surfaces

                           (A crimp for coupling a power transmission medium to a contact point formed by the method of 5,471,151.)

5,634,265      6/3/97      Electrical Interconnect Using Particle Enhanced     08/422,448         4/12/95
                           Joining of Metal Surfaces

                           (A method of forming a contact surface for connecting electronic elements from a metal containing interconnect particles.)

       --          --      Method and Apparatus for Handling Electronic        08/440,497         5/10/95
                           Devices

                           (A preciser or handler with spaced dividers and ridges forming a test site array of recesses.)

                                     2.01-3

Patent       Issue                                                                 Serial            File
Number       Date                           Title (Subject)                        Number            Date
------       -----                          ---------------                        ------            ----
       --          --      Method and Apparatus of Handling Electronic         08/855,964         5/14/97
                           Devices

                           (A method of testing electronic devices using a handler and test board with probe array.)

       --          --      Spiral Leaf Spring Contact                                 ???         5/15/97

                           Spiral Leaf Spring Contact                              PCT/US          6/6/97
                                                                                 97/09899

                           Method of Joining Surfaces with Patternable         08/854,107          5/9/97
                           Adhesive and Particle Matrix

                           (Method of joining substrates using patterned coatings of a mixture of adhesive and particles.)

       --          --      High Ionic Flow Rate Plating Process and
                           Apparatus

                           (A latch apparatus for high ionic apparatus for high ionic electro-coating substrates with metal and particles.)

                           Electroplating Process

                           (Apparatus for high ionic continuous electro-coating of substrates with metal and particles.)

                           Method and Apparatus for Conductivity Joining
                           Components

                           (Conductive tape.)

                                     2.01-4